Consent of Independent Registered Public Accounting Firm

Intermountain Community Bancorp
Sandpoint, Idaho
We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 No. 333-180072 of Intermountain Community Bancorp of our reports dated March 8, 2013, relating to the consolidated financial statements, and the effectiveness of Intermountain Community Bancorp’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington
March 8, 2013

R-221 (4/11)